FOR IMMEDIATE RELEASE

WESTMOORE HOLDINGS ANNOUNCES ELECTION
OF BOARD OF DIRECTORS

ANAHEIM HILLS, CA - April 25, 2008 - Westmoore Holdings, Inc. (OTCBB:WSMO) today announced that as of
April 25, 2008, the majority shareholders of WSMO have elected the following persons to its board of directors for the remainder of 2008, until the next company annual meeting of shareholders at the end of the year: Matthew R. Jennings,
Chairman of the Board; Robert L. Jennings, II; Mark R. Molenaar; George Alvarez; Colin Tay; Michael Graven and
Joe Duffel.

Director Biographies

MATTHEW R. JENNINGS - Mr. Jennings has owned and operated investment related businesses since 1996.  In
2002, Mr. Jennings founded Westmoore - an entrepreneurial investment company offering a wide range of private placement investments. During the past five years as CEO, Mr. Jennings has grown the company from a few small funds to a multi-million dollar private investment and lending company.

ROBERT L. JENNINGS, II - Robert Jennings co-founded Westmoore Management LLC and Westmoore Securities,
Inc. He is also a licensed realtor in the state of California. As President, he administers a large client base within the
Westmoore group of businesses, which includes direct oversight of Westmoore’s restaurant investments as President and CEO of Harry’s Pacific Grill.

MARK R. MOLENAAR - Mr. Molenaar brings extensive experience in insurance industry risk management to
Westmoore, having worked primarily with the Fireman’s Fund Insurance Company, specializing in high net worth client accounts involving residential properties of $2-$80 million. As Managing Director of Westmoore Management
LLC, Mr. Molenaar oversees the operations of the company, including accounting, marketing and business administration.

GEORGE ALVAREZ - Mr. Alvarez has more than 20 years of telecommunication, engineering and construction experience, delivering projects around the globe on-time and under budget. Prior to becoming Co-Founder of
TrussGroup, Ltd. in 1993, Mr. Alvarez was Co-Founder, President, Chief Operating Officer and a Director of
VelociTel, Inc., VelociTel, LLC and their predecessor company (a telecommunications architecture, engineering and construction company) until 2001. In this capacity, Mr. Alvarez was involved with the network design and build-out of over 20,000 wireless facilities in the United States and abroad.

COLIN TAY - Mr. Tay has more than 25 years of construction experience working in the markets of Asia. Prior to becoming President of TrussNet (a wholly owned subsidiary of TrussGroup) in 1993, Mr. Tay was Co-Founder and a
Director of VelociTel, Inc., VelociTel, LLC until 2001. In this capacity, Mr. Tay was also involved with the network design and build-out of over 20,000 wireless facilities in the United States and abroad. Some of Mr. Tay’s more notable projects have included Terminal II of Singapore’s Changi Airport, the Thamrin Commercial Plaza in Indonesia, the
China World Trade Center, MRT Stations for Taiwan’s rapid transit system, the Kaohsiung Linden Hotel and the international data center for ACER Computer.

MICHAEL GRAVEN - Mr. Graven is co-founder of X&D Supply, an industrial tools and supply distribution company specializing in sales and support to the federal government and military. As Vice President, Mr. Graven lends his expertise in the areas of daily operations, sales management, and fiscal responsibility. Recent contracts have been received from the U.S. Naval Supply Systems Command, the U.S. Defense Department and clientele in the aerospace industry.

JOE DUFFEL - Mr. Duffel has over 20 years of experience in the technology industry.  Mr. Duffel has spent the last
15 years in telecommunications working with AT&T and other telecom related companies designing and deploying global wide area networks.  Mr. Duffel’s experience at NCE, the manufacturer of Mountain & Emerald disk drives, MC
Info and Madentech, ranged from computers, networking equipment and storage area networks. Mr. Duffel’s clients range from fortune 500 companies to the federal government. Prior to AT&T, Mr. Duffel was a certified financial advisor for Prudential and a Regional Manager at Sun Country Financial.

Westmoore is a broad-based private equity group headquartered in Anaheim Hills, California. Westmoore provides management expertise across its portfolio of businesses, which includes business development, lending, and real estate.

Contact:
Andrea Hickman
Westmoore Investor Relations
Tel: 714.998.4425 x124
Email: info@westmooreinc.com

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